Exhibit 4.46

STANDARD SECURITY

By

BRITISH ENERGY GENERATION LIMITED

in favour of

NUCLEAR LIABILITIES FUND LIMITED

Re:    Hunterston “B” Power Station

STANDARD SECURITY

by

(1)	BRITISH ENERGY GENERATION LIMITED, a company incorporated under the Companies Acts (Company Number 03076445) and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS (the “Company”)

in favour of

(2)	NUCLEAR LIABILITIES FUND LIMITED of 16 Rothesay Place, Edinburgh EH3 7SQ (registered in Scotland no. SC164685) (the “NLF”)

WHEREAS

A.	In terms of the Government Restructuring Agreement BEG(UK) granted in favour of the NLF the BEG(UK) Standard Security to secure inter alia the Decommissioning Default Payment (as defined in the Contribution Agreement);

B.	In terms of the Transfer Agreement BEG(UK) agreed to sell and the Company agreed to purchase, as a going concern, the undertaking and all of the assets of BEG(UK) on the terms contained therein; and

C.	The terms of the Transfer Agreement include inter alia that the NLF shall execute and deliver to the Company a valid Discharge of the BEG(UK) Standard Security and that the Company shall execute and deliver to the NLF a valid fixed security in favour of NLF over the Property to continue to secure inter alia the Decommissioning Default Payment; and

D.	Accordingly the Company now grants the security aftermentioned.

THEREFORE THE PARTIES HEREBY AGREE AND DECLARE AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Standard Security:

“BEG(UK)” means British Energy Generation (UK) Limited, incorporated under the Companies Acts (Number SC 117121) and having its Registered Office at Systems House, Alba Campus, Livingston;

“BEG(UK) Standard Security” means the Standard Security granted by BEG(UK) in favour of the NLF dated and recorded in the Division of the General Register of Sasines for the County of Ayr on 14th January 2005 over part of the Property;

“Debenture” means the Debenture by the Obligors in favour of the NLF dated 14th January 2005;

“Government Restructuring Agreement” means the Government Restructuring Agreement entered into between the British Energy PLC, British Energy Generation (UK) Limited, British Energy Generation Limited, the other British Energy Parties, Nuclear Generation Decommissioning Fund Limited, the Trustees of the Nuclear Trust and the Secretary of State for Trade and Industry dated 1 October 2003;

“Insurance” means the Company’s interest in all contracts and policies of insurance which are from time to time taken out or effected by or on behalf of the Company in connection with the Property;

“Property” means ALL and WHOLE the property known as and forming Hunterston “B” Power Station, Hunterston, Ayrshire as more particularly described in the Schedule annexed and signed as relative to this Standard Security;

“Security” means any mortgage, standard security, charge (whether fixed or floating), pledge, lien, assignation by way of security, assignment by way of security, hypothecation, or other security interest securing any obligation of any person (including without limitation title transfer and/or retention arrangements having a similar effect) (and “secured” shall be construed accordingly);

“Standard Security” means this standard security together with the schedule and plan annexed and signed as relative hereto and any document which is expressed to amend this standard security;

“Transfer Agreement” means the Business Transfer Agreement entered into between BEG(UK) and the Company dated 27th June 2005;

1.2	In this Standard Security, save where referred to in Clause 1.1, terms defined and references defined in the Debenture shall have the same meaning and construction in this Standard Security.

1.3	Any reference in this Standard Security to any other document to which the parties hereto are party (including the Debenture) shall be construed as a reference to that document as amended, varied, novated or supplemented as the case may be with, where it is so required, the prior written consent of the NLF.

2	STANDARD SECURITY

2.1	In continuing security for payment and discharge of all the Secured Liabilities, the Company hereby grants a Standard Security in favour of the NLF over the Property.

2.2	The Standard Conditions specified in Schedule 3 of the Conveyancing and Feudal Reform (Scotland) Acts 1970 and 1971 as varied (i) herein and by (ii) the Contribution Agreement and by (iii) the Debenture shall apply and where any inconsistency shall arise between (a) the said Standard Conditions, and (b) the terms of the Contribution Agreement or (c) the terms of the Debenture, then the terms of the Contribution Agreement shall prevail and shall have effect in preference to the said Standard Conditions and the Debenture and where any inconsistency shall arise between (a) the said Standard Conditions and (b) the terms of the Debenture then the terms of the Debenture shall prevail and shall have effect in preference to the said Standard Conditions; Notwithstanding this clause 2.2 nothing shall prevent or restrict NLF rights and powers under Standard Condition 10; Provided Always that (i) the Company shall not be deemed to be in breach of any Standard Conditions (a) if it has complied with the obligations imposed on it by the Contribution Agreement which relates to the same subject matter as the relevant Standard Condition and (b) where such breach is as a consequence of the Company complying with its obligations under the Contribution Agreement and (ii) the Standard Conditions shall not be construed so as to impose more onerous obligations on the Company to the NLF than under the Contribution Agreement.

2.3	Without prejudice to the generality of the foregoing Clause 2.2, the Standard Conditions referred to therein shall be varied so that (i) notwithstanding Standard Condition 5, Insurance shall be effected in accordance with Clause 7.6 of the Debenture and (ii) notwithstanding Standard Condition 9, default of the Company in terms hereof shall be determined exclusively by reference to the Default Events contained in Clause 17 of the Contribution Agreement and the Company shall only be held to be in default where such an Default Event is continuing.

2.4	The Company acknowledges the rights and powers of the NLF under this Standard Security are subject to Clause 1.5 of the Debenture.

2.5	The Company hereby confirms that it is the sole legal and beneficial owner of the Property.

3	RANKING

3.1	This Standard Security shall rank in priority to any fixed security which shall be created by the Company before, on or after its execution of this Standard Security, and to any floating charge which shall be created by the Company before, on or after its execution of this Standard Security and no such fixed security or floating charge shall rank in priority to or equally with this Standard Security.

3.2	Except with the prior written consent of the NLF, the Company shall not create, incur, assume or permit to subsist any Security on all or any part of the Property except for any security created by or pursuant to the Negative Pledge Exemptions.

4	ASSIGNATION

The NLF may assign and transfer all of its rights and obligations under this Standard Security to a successor in accordance with the terms of the Clause 22.7 of the Contribution Agreement.

5	CERTIFICATION

A Certificate signed by any official of or person authorised by the NLF shall, in the absence of manifest error, conclusively determine the Secured Liabilities at any relevant time.

6	CONSENT TO REGISTRATION

The Company grants warrandice but excepting therefrom any current leases, licences and other third party rights of occupancy, rights of way, servitudes and wayleaves granted by us or our predecessors in title but without prejudice to the right of the NLF to quarrel or impugn the same on any ground not inferring warrandice against us and the NLF hereby consents to the registration of this Standard Security and of any such Certificate for preservation and execution: IN WITNESS WHEREOF these presents typewritten on this and the preceding two pages together with the schedule and plan annexed and signed as relative hereto are executed as follows: -

SUBSCRIBED FOR AND ON BEHALF OF
BRITISH ENERGY GENERATION LIMITED
At
on the day of
by
Director/Authorised Signatory
before this witness
Witness

NAME

ADDRESS

SCHEDULE REFERRED TO IN THE FOREGOING STANDARD SECURITY BY BRITISH ENERGY GENERATION LIMITED IN FAVOUR OF NUCLEAR LIABILITIES FUND LIMITED

Property

ALL and WHOLE (Primo) ALL and WHOLE the subjects known as and forming Hunterston “B” Power Station forming part of the Estate of Hunterston, West Kilbride lying in the Parish of West Kilbride and the County of Ayr and (Secundo) ALL and WHOLE that area of ground known as and forming Southannan Fields, forming part of the said Estate in the said Parish and County; which said subjects (Primo) and (Secundo) are together shown delineated in red on the plan annexed and executed as relative hereto; TOGETHER WITH in respect of the whole subjects (Primo) and (Secundo) herein secured (One) the whole buildings, heritable fixtures and fittings, plant and equipment therein and thereon (Two) the whole rights common, mutual and exclusive and otherwise pertaining thereto including without prejudice to the generality of the foregoing (First) all rights and others contained in and granted by Agreement between Scottish Power plc and Scottish Nuclear Limited dated Thirteenth and Twenty ninth May and recorded in the Division of the General Register of Sasines applicable to the County of Ayr on Fourth November, both months of Nineteen hundred and ninety one (as varied by Ancillary Agreement between BEG (UK), SP Transmission Limited and SP Distribution Limited dated Twenty third and Twenty ninth both days of March Two thousand and five and as the rights and liabilities thereunder have been assigned by BEG (UK) to the Company pursuant to Assignation granted or to be granted between BEG(UK) and the Company; (Second) the heritable and irredeemable servitude rights and others contained in and granted by Deed of Servitude containing Disposition by Clydeport Operations Limited in favour of Scottish Nuclear Limited dated Twentieth and Twenty second March and recorded in the said Division of the General Register of Sasines on Third April, both months of Nineteen hundred and ninety six; (Third) all rights and others contained in and granted by Deed of Conditions by Scottish Nuclear Limited dated Twenty seventh March and recorded in the said Division of the General Register of Sasines on Third April, both months of Nineteen hundred and ninety six; (Fourth) the heritable and irredeemable servitude rights and others contained in and granted by Deed of Servitude containing Disposition by British Steel Corporation in favour of South of Scotland Electricity Board dated Twentieth December Nineteen hundred and seventy six and recorded in the said Division of the General Register of Sasines on Twenty ninth June Nineteen hundred and seventy seven; (Fifth) the heritable and irredeemable servitude rights and others contained in and granted by Deed of Servitude containing Disposition by Clydeport Operations Limited in favour of Huntor Limited dated Twentieth and Twenty second March and recorded in the said Division of the General Register of Sasines on Third April, both months of Nineteen hundred and ninety six; and (Sixth) the heritable and irredeemable servitude rights and others contained in and granted by Deed of Servitude containing Disposition by Robert Alexander Montgomerie of Southannan in favour of South of Scotland Electricity Board dated Twenty second March and recorded in the said Division of the General Register of Sasines on Eighteenth April both months of Nineteen hundred and seventy two; (Three) the whole parts, privileges and pertinents thereof; and (Four) our whole right, title and interest, present and future therein and thereto; Which subjects (Primo) herein secured comprise and comprehend (FIRST) (One) ALL and WHOLE that plot or area of ground lying in the said Parish and County extending to ninety acres and five hundred and sixty five decimal or one thousandth parts of an acre or thereby Imperial Standard Measure; (Two) ALL and WHOLE that plot or area of ground lying in the said Parish and County extending to fifty acres and four hundred and eighteen decimal or one thousandth parts of an acre or thereby Imperial Standard Measure and comprising the foreshore ex adverso the said plot or area of ground hereinbefore secured (FIRST) (One); (Three) ALL and WHOLE the salmon fishings in the sea ex adverso the said plot or area of ground hereinbefore secured (FIRST) (One); (Four) ALL and WHOLE that plot or area of ground lying in the said Parish and County extending to fourteen acres and ninety one decimal or one thousandth parts of an acre or thereby Imperial Standard Measure; and (Five) ALL and WHOLE that plot or area of ground lying in the said Parish and County extending to three acres and four hundred and eighty two decimal or one thousandth parts of an acre or thereby Imperial Standard Measure all as the said plots or areas of ground hereinbefore secured (FIRST) (One), (Two), (Three), (Four), and

(Five) are all more particularly described in, disponed by and shown coloured pink on the plan annexed and signed as relative to Disposition by Miss Eleonora Hunter of Hunterston in favour of South of Scotland Electricity Board dated Twenty fourth June and recorded in the said Division of the General Register of Sasines on Ninth July both months of the year Nineteen hundred and fifty eight; TOGETHER WITH (One) the whole erections, fences and others erected on the said plots or areas of ground hereinbefore secured (FIRST) (One), (Two), (Three), (Four) and (Five); (Two) the whole mines, metals and minerals (other than coal and mines of coal vested in the National Coal Board (now the Coal Authority)) in and under the said plots or areas of ground; (Three) the teinds, parsonage and vicarage effeiring thereto; (Four) all rights and pertinents belonging thereto; (Five) all servitude rights and others granted by the said Disposition by Miss Eleonora Hunter of Hunterston in favour of South of Scotland Electricity Board dated and recorded as aforesaid; and (Six) our whole right, title and interest, present and future therein and thereto; (SECOND) (One) ALL and WHOLE that area of ground lying in the said Parish and County extending to twelve acres and twenty eight decimal or one hundredth parts of an acre or thereby Imperial Measure and (Two) ALL and WHOLE that area of ground lying in the said Parish and County extending to three acres and sixty five decimal or one hundredth parts of an acre or thereby Imperial Measure, all as the said areas of ground hereinbefore secured (SECOND) (One) and (Two) are more particularly described in, disponed by and delineated and shown coloured pink on the plan annexed and signed as relative to Disposition by Miss Eleonora Hunter of Hunterston in favour of South of Scotland Electricity Board dated Fifth and recorded in the said Division of the General Register of Sasines on Eleventh both days of July Nineteen hundred and sixty seven; TOGETHER WITH (One) the fences, farmhouse and all other buildings and erections and others on the areas of ground hereinbefore secured (SECOND) (One) and (Two); (Two) the whole mines, metals and minerals (other than coal and mines of coal vested in the National Coal Board (now the Coal Authority)) in and under the said areas of ground; (Three) the teinds, parsonage and vicarage effeiring thereto; (Four) all rights and pertinents effeiring thereto; and (Five) our whole right, title and interest, present and future, therein and thereto; (THIRD) ALL and WHOLE that area or piece of ground lying in the said Parish and County extending to five acres and ninety five decimal or one hundredth parts of an acre or thereby being the subjects more particularly described in, disponed by and delineated in black and shown coloured pink on the plan annexed and signed as relative to Disposition by Ladyland Limited in favour of South of Scotland Electricity Board dated Twenty fifth June and recorded in the said Division of the General Register of Sasines on Twelfth July both months of the year Nineteen hundred seventy six; TOGETHER WITH (One) the parts, privileges and pertinents effeiring thereto; and (Two) our whole right, title and interest, present and future, therein and thereto; (FOURTH) (One) ALL and WHOLE that area of ground lying in the said Parish and County extending to one acre and twenty four decimal or one hundredth parts of an acre or thereby Imperial Standard Measure and (Two) ALL and WHOLE that area of ground lying in the said Parish and County extending to thirteen decimal or one hundredth parts of an acre or thereby Imperial Standard Measure all as the said areas of ground hereinbefore secured (FOURTH) (One) and (Two) are more particularly described in, disponed by and delineated and shown coloured pink on the plan annexed and signed as relative to Disposition by Miss Eleonora Hunter of Hunterston in favour of South of Scotland Electricity Board dated Eighteenth June and recorded in the said Division of the General Register of Sasines on Twenty fourth July both months of the year Nineteen hundred and sixty eight; TOGETHER WITH (One) the whole mines, metals and minerals (other than coal and mines of coal vested in the National Coal Board (now the Coal Authority)) in and under the said areas of ground hereinbefore secured (FOURTH) (One) and (Two); (Two) the teinds, parsonage and vicarage effeiring thereto; (Three) all rights and privileges effeiring thereto; (Four) all servitude rights of access and others more particularly described in and disponed by the said lastmentioned Disposition by Miss Eleonora Hunter of Hunterston in favour of South of Scotland Electricity Board dated and recorded as aforesaid; and (Five) our whole right, title and interest, present and future, therein and thereto; (FIFTH) ALL and WHOLE that area of ground in the said Parish and County extending to seven acres and seven hundred and fifty decimal or one thousandth parts of an acre or thereby more particularly described in, disponed by and delineated in black and coloured red on the plan annexed and subscribed as relative to Disposition by Ladyland Limited in favour of South of Scotland Electricity Board dated First and recorded in the said Division of the General Register of Sasines on Twenty second both days of October Nineteen hundred and eighty one; TOGETHER WITH (One) the whole mines, metals and minerals lying under said area of ground hereinbefore secured (FIFTH) (other than coal and mines of coal now vested in the National Coal Board (now the Coal Authority)); (Two) all servitudes, wayleaves and other rights common, mutual or otherwise in favour of, effeiring to or affecting the said areas of ground; (Three) the parts, privileges and pertinents pertaining thereto; and (Four) our whole right, title and interest, present and future, therein and thereto; (SIXTH) ALL and WHOLE that plot or area of ground lying in the said Parish and County extending to two acres and four hundred and forty five decimal or one thousandth parts of an acre or thereby Imperial Standard Measure, being the subjects more particularly described in, disponed by and delineated and shown coloured pink on the plan annexed and signed as relative to Disposition by The Right Honourable Archibald William Alexander Montgomerie, Earl of Eglinton and Winton etcetera T.D. and others, the Trustees under a Deed of Trust and Disposition by Lieutenant Colonel George Jardine Kidston-Montgomerie of Southannan in favour of South of Scotland Electricity Board dated Seventh, Fifteenth and Twentieth all days of January and recorded in the said Division of the General Register of Sasines on Fifth February both months of Nineteen hundred and fifty nine; TOGETHER WITH (One) the whole erections, fences, walls and others erected on and bounding the said plot or area of ground hereinbefore secured (SIXTH); (Two) the mines, metals and minerals (other than coal and mines of coal vested in the National Coal Board (now the Coal Authority)) in and under the said plot or area of ground; (Three) all rights and pertinents belonging thereto; and (Four) our whole right, title or interest, present or future, therein and thereto; (SEVENTH) ALL and WHOLE that area of ground lying in the said Parish and County extending to eighty five decimal or one hundredth parts of an acre or thereby being the subjects more particularly described IN THE FIRST PLACE in, disponed by and shown coloured blue on the plan annexed and signed as relative to Contract of Excambion between British Steel Corporation and South of Scotland Electricity Board dated Fifteenth and Twenty ninth August and recorded in the said Division of the General Register of Sasines on Fourth October both months of the year Nineteen hundred and seventy eight; TOGETHER WITH the heritable and irredeemable servitude rights reserved to the said South of Scotland Electricity Board in the said Contract of Excambion between British Steel Corporation and South of Scotland Electricity Board dated and recorded as aforesaid and more particularly described therein; (EIGHTH) ALL and WHOLE the heritable and irredeemable servitude rights more particularly described in and disponed by Grant of Servitude by The Crown Estate Commissioners in favour of South of Scotland Electricity Board dated Sixth March and recorded in the said Division of the General Register of Sasines on Second April, both months of the year Nineteen hundred and sixty two; (NINTH) ALL and WHOLE the heritable and irredeemable servitude rights more particularly described in and disponed by Grant of Servitude by The Crown Estate Commissioners in favour of South of Scotland Electricity Board dated Thirteenth and recorded in the said Division of the General Register of Sasines on Twenty seventh both days of June Nineteen hundred and seventy three; (TENTH) ALL and WHOLE the heritable and irredeemable servitude rights more particularly described in and disponed by Deed of Servitude by Neil Aylmer Hunter of Hunterston with consents thereinmentioned in favour of South of Scotland Electricity Board dated Fifteenth, Twentieth and Twenty sixth days of May and recorded in the said Division of the General Register of Sasines on Third June both months of the year Nineteen hundred and seventy one; (ELEVENTH) ALL and WHOLE the heritable and irredeemable servitude rights more particularly described in and disponed by Deed of Servitude by Neil Aylmer Hunter of Hunterston with consents thereinmentioned in favour of South of Scotland Electricity Board dated Twenty sixth and Twenty ninth March and First April and recorded in the said Division of the General Register of Sasines on Twenty third April both months of Nineteen hundred and seventy four; BUT EXCEPTING THEREFROM (One) ALL and WHOLE those three areas of ground lying in the said Parish and County extending respectively to one acre and thirty four decimal or one hundredth parts of an acre, forty three decimal or hundredth parts of an acre and ninety two decimal or one hundredth parts of an acre all Imperial Standard Measure more particularly described in, disponed by and delineated and coloured pink on the plan annexed and signed as relative to Disposition by South of Scotland Electricity Board in favour of Miss Eleonora Hunter of Hunterston dated Twenty third December Nineteen hundred and sixty four and recorded in said Division of the General Register of Sasines on Twenty second February Nineteen hundred and sixty five; (Two) ALL and WHOLE those three areas of ground lying in the said Parish and County extending respectively to eight hundred and eighty four square yards or thereby, eighty seven square yards or thereby and three hundred and thirty four square yards or thereby Imperial Standard Measure all as the said three plots or areas of ground are more particularly described in, disponed by and delineated and coloured pink on the plan annexed and subscribed as relative to Disposition by South of Scotland Electricity Board in favour of the Secretary of State for Scotland dated First and recorded in the said Division of the General Register of Sasines on Twenty second both days of February Nineteen hundred and sixty; (Three) ALL and WHOLE those two areas of ground amounting to three acres and seven decimal or one hundredth parts of an acre or thereby lying in the said Parish and County more particularly described in and disponed by and delineated in black and shaded red on the plan annexed and subscribed as relative to Disposition by South of Scotland Electricity Board in favour of British Steel Corporation dated Thirteenth and recorded in the said Division of the General Register of Sasines on Twenty eighth both days of August Nineteen hundred and seventy four; (Four) ALL and WHOLE that area of ground lying in the said Parish and County extending to one acre and fifty decimal or one hundredth parts of an acre or thereby and more particularly described IN THE SECOND PLACE in, disponed by and shown coloured red on the plan annexed and signed as relative to the said Contract of Excambion between British Steel Corporation and South of Scotland Electricity Board dated and recorded as aforesaid; and (Five) ALL and WHOLE that plot or area of ground lying in the said Parish and County forming inter alia part of the access roadway leading from the A78 public road to Hunterston Power Station, which plot or area of ground is shown coloured pink on the plan (comprising three joined sections each of which has been signed separately) annexed and executed as relative to Disposition by Scottish Nuclear Limited in favour of Clydeport Operations Limited dated Twenty second March and recorded in the said Division of the General Register of Sasines on Third April, both months in the year Nineteen hundred and ninety six; And which subjects (Secundo) herein secured comprise and comprehend (IN THE FIRST PLACE) ALL and WHOLE that area of ground and foreshore in the said Parish and County extending to one hundred and sixty nine acres and eighty decimal or one hundredth parts of an acre or thereby being the subjects more particularly described (Second) in, disponed by and delineated in red and green and marked “AREA E” on the plan annexed and executed as relative to Disposition by Neil Aylmer Hunter with consent thereinmentioned in favour of British Steel Corporation dated Eleventh and Sixteenth and recorded in the said Division of the General Register of Sasines on Twenty sixth May Nineteen hundred and seventy five (Book 5561, Folio 211); (IN THE SECOND PLACE) ALL and WHOLE that area of ground in the said Parish and County extending to four hundred and thirty one acres and sixty eight decimal or one hundredth parts of an acre or thereby being the subjects more particularly described (Third) in, disponed by and delineated in red and marked “AREA F” on the plan annexed and executed as relative to the said Disposition by Neil Aylmer Hunter with consent thereinmentioned in favour of British Steel Corporation dated and recorded as aforesaid; TOGETHER WITH in relation to the subjects (IN THE FIRST PLACE) and (IN THE SECOND PLACE) hereinbefore secured (One) the whole buildings and other erections thereon; (Two) the whole fittings and fixtures therein and thereon; (Three) the whole parts, privileges and pertinents effeiring thereto; and (Four) our whole right, title and interest, present and future therein and thereto; (IN THE THIRD PLACE) ALL and WHOLE that area of ground in the said Parish and County extending to ninety five acres and fifty one decimal or one hundredth parts of an acre or thereby, being the subjects more particularly described (Third) in, disponed by and delineated in red and marked “AREA C” on Plan Number Two annexed and executed as relative to Disposition by Robert Alexander Montgomerie with consent thereinmentioned in favour of British Steel Corporation dated Thirteenth and Sixteenth and recorded in the said Division of the General Register of Sasines on Twenty sixth May Nineteen hundred and seventy five; TOGETHER WITH our whole right, title and interest, present and future therein and thereto; BUT ALWAYS EXCLUDING from the subjects herein secured (IN THE SECOND PLACE) (First) that area of ground in the said Parish and County delineated in red and marked “THIS AREA EXCLUDED” on the said plan annexed and executed as relative to the said Disposition by Neil Aylmer Hunter with consent therein mentioned in favour of British Steel Corporation dated and recorded as aforesaid; (Second) ALL and WHOLE that area of ground lying in the said Parish and County extending to eighty five decimal or one hundredth parts of an acre or thereby being the area of ground more particularly described IN THE FIRST PLACE in, disponed by and shown coloured blue on the plan annexed and signed as relative to the said Contract of Excambion between British Steel Corporation and South of Scotland Electricity Board dated and recorded as aforesaid; (Third) ALL and WHOLE that plot or area of ground in the said Parish and County extending to four acres and twenty three decimal or one hundredth parts of an acre or thereby being the subjects more particularly described in, disponed by and outlined in red on the plan annexed and executed as relative to Disposition by British Steel Corporation in favour of James Niven Grant and Another dated Thirtieth November and recorded in the said Division of the General Register of Sasines on Twenty second December, both months in the year Nineteen hundred and eighty two; (Fourth) any part thereof lying on or towards the north and north east of the said area of ground extending to eighty five decimal or one hundredth parts of an acre or thereby hereinbefore EXCLUDED (Second); and (Fifth) ALL and WHOLE those two discontiguous areas of ground in the said Parish and County extending respectively to two hundred and eighty eight acres and twenty five decimal or one hundredth parts of an acre or thereby and twenty five decimal or one hundredth parts of an acre or thereby being the two areas of ground more particularly described in, disponed by and shown outlined in green on the plan annexed and executed as relative to Disposition by Huntor Limited in favour of Ladyland Limited dated Twenty fourth December Nineteen hundred and ninety three and recorded in the said Division of the General Register of Sasines on Seventeenth February Nineteen hundred and ninety four; AND ALWAYS EXCLUDING from the subjects hereby secured (IN THE SECOND PLACE) and (IN THE THIRD PLACE) ALL and WHOLE those five plots or areas of ground in the said Parish and County extending respectively to thirteen thousand two hundred and twelve square metres or thereby, four hundred and sixty square metres or thereby, five thousand one hundred and twenty square metres or thereby, one thousand one hundred and forty five square metres or thereby and one hundred and sixty square metres or thereby, being the plot or area of ground more particularly described (First), (Second), (Third), (Fourth) and (Fifth) in, conveyed by and delineated in black and coloured pink and marked plots 1, 2, 3 and 7 on Plan A and Plot 8 on Plan B annexed and signed as relative to Conveyance by British Steel Corporation in favour of the Secretary of State for Scotland dated Eighth April and recorded in the said Division of the General Register of Sasines on Thirteenth May both months of Nineteen hundred and eighty six; AND ALWAYS EXCLUDING from the subjects hereinbefore secured (IN THE THIRD PLACE) ALL and WHOLE that plot or area of ground extending to twelve thousand three hundred and thirty square metres or thereby lying on the west side of the road from Fairlie to Seamill in the said Parish and County being the plot or area of ground more particularly described in, disponed by and delineated and coloured pink and marked Plot 1 on the plan annexed and executed as relative to Conveyance by British Steel Corporation in favour of the Secretary of State for Scotland dated Fourteenth July and recorded in the said Division of the General Register of Sasines on Seventeenth August Nineteen hundred and eighty three; and (IN THE FOURTH PLACE) ALL and WHOLE (FIRST) that area of ground in the said Parish and County lying to the north of Hunterston House extending to one acre and twenty decimal or one hundredth parts of an acre or thereby being the subjects more particularly described (First) in, disponed by and shown outlined in pink, coloured purple and cross hatched in black on the plan annexed and signed as relative to Disposition by Ladyland Limited in favour of Huntor Limited dated Thirty first January and recorded in the said Division of the General Register of Sasines on Seventeenth February, both months of Nineteen hundred and ninety four (hereinafter referred to as “the 1994 Disposition”); (SECOND) ALL and WHOLE that area of ground in the said Parish and County lying generally to the north and east of Hunterston Nuclear Generating Station extending to fifty six acres or thereby and being the subjects more particularly described (Second) in, disponed by and shown outlined in pink on the plan annexed to the 1994 Disposition BUT UNDER EXCEPTION of that area of ground in the said Parish and County extending to Thirteen decimal or one hundredth parts of an acre or thereby Imperial Standard Measure, being the subjects more particularly described (First) (Secundo) in, disponed by and delineated and shown coloured pink on the plan annexed and signed as relative to the said Disposition by Miss Eleonora Hunter of Hunterston in favour of South of Scotland Electricity Board dated Eighteenth June and recorded in the said Division of the General Register of Sasines on Twenty fourth July Nineteen hundred and sixty eight; (THIRD) ALL and WHOLE that area of foreshore in the said Parish and County lying to the west of the subjects hereinbefore secured (IN THE FOURTH PLACE) (Second) extending to eight acres and five decimal or one tenth parts of an acre or thereby being the subjects more particularly described (Third) in, disponed by and shown outlined in pink on the plan annexed and executed as relative to the 1994 Disposition; (FOURTH) ALL and WHOLE the salmon fishings in the sea ex adverso the subjects hereinbefore secured (IN THE FOURTH PLACE) (THIRD); and (FIFTH) the heritable and irredeemable right of access and egress for pedestrian and lightweight vehicles over the roadway shown coloured blue on the said plan annexed and signed as relative to the 1994 Disposition, all as more particularly described in, and (FIFTH) disponed by Disposition by Huntor

Limited in favour of Scottish Nuclear Limited dated Twenty first March and recorded in the said Division of the General Register of Sasines on Third April, both months in the year Nineteen hundred and Ninety six; BUT ALWAYS EXCLUDING from the subjects (Secundo) hereinbefore secured ALL and WHOLE the exclusive right to the salmon fishings in the sea ex adverso that area of foreshore in the Parish of West Kilbride and County of Ayr extending to Eight acres and Five decimal or one tenth parts of an acre or thereby which area of foreshore is more particularly described (Third) in, disponed by and shown outlined in pink on the plan annexed and executed as relative to the Disposition by Ladyland Limited in favour of Huntor Limited dated Thirty first January and recorded in the said Division of the General Register of Sasines on Seventeenth February both months in the year Nineteen hundred and ninety four; AND EXCLUDING FROM the said areas (Primo) and (Secundo) hereinbefore secured ALL and WHOLE that area of ground and foreshore in the said Parish and County extending to three hundred and sixty thousand five hundred and twenty six square metres (360,526 m2) or thereby forming and known as Hunterston “A” Power Station at Hunterston in the Region of Strathclyde bounded on the west in part by the low water mark of ordinary spring tides and in part by the jetty access ground, being the subjects more particularly described in, disponed by and shown delineated in red on the plan annexed and executed as relative to Disposition by Scottish Nuclear Limited in favour of Nuclear Electric PLC dated Twenty seventh March and recorded in the said Division of the General Register of Sasines on Third April, both months in the year Nineteen hundred and ninety six; PROVIDED ALWAYS that the whole buildings and other erections, heritable fixtures and fittings, plant and equipment therein and thereon are only hereby secured insofar as belonging to the Company and there shall be excepted from the subjects and others hereby secured any plant, equipment and others owned by or vested in any third party (including without prejudice to the foregoing generality any plant, equipment and others owned by Scottish Power plc, SP Distribution Limited and/or SP Transmission Limited) to the extent to which these are specifically referred to in the said Agreement between Scottish Power plc and Scottish Nuclear Limited dated and recorded as aforesaid (as varied by the said Ancillary Agreement between BEG(UK), SP Transmission Limited and SP Distribution Limited dated as aforesaid and as the rights and liabilities thereunder have been assigned by BEG(UK) to the Company pursuant to the said Assignation granted or to be granted between BEG(UK) and the Company);

Director/Authorised Signatory